Exhibit 99.1

NEW YORK, NY — July 20, 2017 — Virtu Financial, Inc. (NASDAQ: VIRT) today said it completed its acquisition of KCG Holdings, Inc. (NYSE: KCG) on Thursday, July 20, in a cash transaction valued at $20.00 per KCG share, or a total of approximately $1.4 billion.

“The leadership of both firms have worked tirelessly to develop a seamless integration plan to apply Virtu’s leading edge technology, risk management and rigorous cost discipline to KCG’s tremendous client franchises.  We are excited to combine two exceptionally talented workforces to execute and deliver on this plan,” said Douglas Cifu, Virtu Financial Inc. Chief Executive Officer.

As previously announced, Mr. Cifu will continue to serve as Virtu’s Chief Executive Officer and Joseph Molluso will continue to serve as Virtu’s Chief Financial Officer.  As of the close of the transaction, Virtu’s board of directors has been expanded to include two additional board members.  Bob Greifeld, formerly the CEO of NASDAQ, has been appointed Chairman and will serve on the board’s newly formed Strategy Committee along with fellow new appointee Glenn Hutchins, co-founder of Silver Lake Partners.  Founder and outgoing Chairman, Vincent Viola, will continue to serve on Virtu’s board of directors and Nominating and Corporate Governance Committee, and will also serve as Founder and Chairman Emeritus and on Virtu’s new Strategy Committee.

About Virtu Financial, Inc.

Virtu is a leading technology-enabled market maker and liquidity provider to the global financial markets. We stand ready, at any time, to buy or sell a broad range of securities and other financial instruments, and we generate revenue by buying and selling securities and other financial instruments and earning small amounts of money on individual transactions based on the difference between what buyers are willing to pay and what sellers are willing to accept, which we refer to as “bid/ask spreads,” across a large volume of transactions. We make markets by providing quotations to buyers and sellers in more than 19,000 securities and other financial instruments on more than 235 unique exchanges, markets and liquidity pools in 36 countries around the world. We believe that our broad diversification, in combination with our proprietary technology platform and low-cost structure, enables us to facilitate risk transfer between global capital markets participants by supplying liquidity and competitive pricing while at the same time earning attractive margins and returns. www.virtu.com

Forward-Looking Statements

Statements made in this release, which are not historical facts, including statements about Virtu’s plans, projected financial results and liquidity, strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for Virtu’s ongoing obligations under the U.S. federal securities laws, Virtu undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in expectation of results of operations and liquidity; changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after this release. Such forward-looking statements include, without limitation, Virtu’s beliefs, expectations, guidance, focus and/or plans regarding future events. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks described and other items in Virtu’s filings with the SEC, including Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2017. Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the acquisition will not be realized or will not be realized within the expected time period. Factors other than those referred to above could also cause Virtu’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Virtu’s websites or other websites referenced herein shall not be incorporated by reference into this release.